UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Vectrus, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Independent Proxy Advisory Firms ISS and Glass Lewis Recommend
Vectrus Shareholders Vote “FOR” All Proposals Regarding Combination with Vertex

Vectrus Reminds Shareholders to Vote “FOR” All Merger-Related Proposals

Special Meeting of Shareholders to be held on June 15, 2022

Colorado Springs, Colo., June 8, 2022 – Vectrus, Inc. (NYSE: VEC) today announced that leading independent proxy advisory firms Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), recommended that Vectrus shareholders vote “FOR” all proposals to be considered and voted on at Vectrus’s Special Meeting of Shareholders (the “Special Meeting”) in connection with the previously announced combination with Vertex (the “Transaction”). The Special Meeting is scheduled to be held on June 15, 2022 at 1:00 p.m. ET.

In their reports dated June 3, 2022, and June 8, 2022, respectively, ISS and Glass Lewis noted1:

•	“The strategic rationale of the proposed transaction is sound, as the combined company will have increased scale and geographic, client, and contract diversity.” (ISS)

•	“The merger is expected to generate cost synergies, be accretive to earnings and free cash flow, and to provide meaningful projected tax benefits for the combined company.” (ISS)

•	“The deal would bring together two defense service providers, resulting in the creation of a larger firm that should be able to better compete for more integrated business opportunities.” (Glass Lewis)

•	“The combined company is also expected to have a more diversified revenue base across geographies, clients and contract types in supporting missions for the U.S. Department of Defense and other governmental agencies.” (Glass Lewis)

“We are very pleased that both ISS and Glass Lewis support our recommendation that shareholders vote ‘FOR’ the merger with Vertex,” said Chuck Prow, Chief Executive Officer of Vectrus. “The entire Vectrus Board and management team remain confident that the proposed combination is in the best interest of the Company and all its shareholders, and will enable us to broaden our portfolio of solutions and technologies to provide full life-cycle support across the converged environment. With increased scale and meaningful synergies, the combined company will be more competitive in the national security environment while enhancing the delivery of services to our federal clients. We look forward to the completion of this combination and urge Vectrus shareholders to follow the recommendations of ISS and Glass Lewis and vote ‘FOR’ all transaction-related proposals today.”

As previously announced, under the terms of the definitive merger agreement, Vertex shareholders will own approximately 62% of the combined company on a fully diluted basis, while Vectrus shareholders will own approximately 38%. The merger is expected to close in the third quarter of 2022, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals and Vectrus shareholder approval.

1 Permission to use quotations neither sought nor obtained.

The Vectrus Board of Directors recommends that Vectrus shareholders vote “FOR” each of the proposals related to the transaction by completing and returning their proxy card, or by submitting their proxy by telephone or over the Internet.

Vectrus shareholders are advised that if they have any questions or need assistance in voting their shares, they should contact Vectrus’s proxy solicitor, Okapi Partners, by calling toll-free at (888) 785-6673.

About Vectrus

For more than 70 years, Vectrus has provided critical mission support for our customers' toughest operational challenges. As a high-performing organization with exceptional talent, deep domain knowledge, a history of long-term customer relationships, and groundbreaking technical expertise, we deliver innovative, mission-matched solutions for our military and government customers worldwide. Whether it's base operations support, supply chain and logistics, IT mission support, engineering and digital integration, security, or maintenance, repair, and overhaul, our customers count on us for on-target solutions that increase efficiency, reduce costs, improve readiness, and strengthen national security. Vectrus is headquartered in Colorado Springs, Colo., and includes about 8,100 employees spanning 205 locations in 28 countries. In 2021, Vectrus generated sales of approximately $1.8 billion. For more information, visit the company's website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

Certain material presented in this press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, Vectrus may be unable to obtain shareholder approval as required for the Transaction; conditions to the closing of the Transaction may not be satisfied; the possibility that anticipated benefits of the Transaction may not be realized or may take longer to realize than expected; the possibility that costs related to Vectrus's integration of Vertex’s operations may be greater than expected and/or that revenues following the Transaction may be lower than expected; Vectrus’s business may suffer as a result of uncertainty surrounding the Transaction and disruption of management’s attention due to the Transaction; the outcome of any legal proceedings that are related to the Transaction; Vectrus may be adversely affected by other economic, business, and/or competitive factors; the risk that Vectrus may be unable to obtain governmental and regulatory approvals required for the Transaction, or that required governmental and regulatory approvals may delay the Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Transaction or cause the parties to abandon the Transaction; the impact of legislative, regulatory, competitive and technological changes; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the effect of the Transaction on the ability of Vectrus to retain and maintain relationships with both Vectrus’s and Vertex’s customers, including the U.S. Government; other risks to the consummation of the mergers, including the risk that the mergers will not be consummated within the expected time period or at all; responses from customers and competitors to the Transaction; the risk that the integration of Vertex may distract management from other important matters; results from the Transaction may be different than those anticipated; statements about Vectrus’s 2022 performance outlook, five-year growth plan, revenue, DSO, contract opportunities, the impacts of COVID-19, and any discussion of future operating or financial performance.

Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission.

Vectrus undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the Transaction, Vectrus has filed with the SEC and mailed or otherwise provided to its shareholders a proxy statement/prospectus regarding the Transaction. BEFORE MAKING ANY VOTING DECISION, VECTRUS’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY VECTRUS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of the proxy and other documents containing important information about Vectrus and Vertex through the website maintained by the SEC at www.sec.gov. Vectrus makes available free of charge at www.vectrus.com (in the “Investors” section), copies of materials it files with, or furnishes to, the SEC.

Participants in Solicitation

Vectrus, its directors and certain of its respective executive officers may be considered participants in the solicitation of proxies in connection with the Transaction. Information about the directors and executive officers of Vectrus is set forth in Vectrus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 7, 2022, and its definitive proxy statement for the 2021 annual meeting of shareholders, which was filed with the SEC on March 23, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K. To the extent the holdings of securities of Vectrus by Vectrus’s directors and executive officers have changed since the amounts set forth in Vectrus’s proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the Transaction is included in the proxy statement/prospectus relating to the Transaction, which was filed with the SEC on May 9, 2022. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the definitive proxy statement regarding the acquisition described above.

Contact Information

Company:

Mike Smith, CFA
michael.smith@vectrus.com
(719) 637-5773

Or

Jim Golden / Scott Bisang / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investors:
Chuck Garske / Mark Harnett / Lisa Patel
Okapi Partners
(212) 297-0720

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